EXHIBIT 5.1

                           GOODWIN, PROCTER & HOAR LLP
                               Counsellors at Law
                                 Exchange Place
                              Boston, MA 02109-2881

                                October 24, 1996



Opal, Inc.
3203 Scott Boulevard
Santa Clara, CA 95054

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 372,843 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Opal, Inc., a Delaware corporation (the "Company").

     In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement") and the prospectus relating thereto (the "Prospectus"), the Opal, Inc. Employee Stock Option Plan, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be legally issued, fully paid and nonassessable shares of the Company's Common Stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Goodwin, Procter & Hoar LLP

                                  GOODWIN, PROCTER & HOAR LLP



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